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                                                                       EXHIBIT 5


                [Letterhead of Shumaker, Loop & Kendrick, LLP]



                                 May 29, 1997


Arbor Health Care Company
1100 Shawnee Road
P.O. Box 840
Lima, Ohio  45802

         Re:     SECURITIES AND EXCHANGE COMMISSION
                 REGISTRATION STATEMENT ON FORM S-8
                 COVERING 150,000 SHARES OF COMMON STOCK, $.03 PAR VALUE

Gentlemen:

         We are legal counsel to Arbor Health Care Company, a Delaware corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 150,000 shares (the "Shares") of the common stock, par value $.03 per share, of the Company. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         Based upon the foregoing, it is our opinion that the Shares, when and if sold in the manner set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         The undersigned hereby consents to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        SHUMAKER, LOOP & KENDRICK, LLP


                                        /s/  Gregory C. Yadley
                                        -----------------------------------
                                             Gregory C. Yadley